INCOME FUND

NINE, LLC

PORTFOLIO OVERVIEW

FIRST QUARTER

2008

ICON Income Fund Nine, LLC

- First Quarter 2008 Portfolio Overview -

Dear Fellow Member of ICON Income Fund Nine, LLC:

We are pleased to present this Portfolio Overview for ICON Income Fund Nine, LLC (the “Fund”) for the first quarter of 2008.  References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $100,000,000 commencing with our initial offering on November 26, 2001 through the closing of the offering on April 30, 2003.

On April 30, 2008, we completed our operating period and entered our liquidation period, during which time equipment we own will be sold in the ordinary course of business.   As we sell our assets, both rental income and finance income will decrease over time, as will expenses related to our assets such as depreciation and amortization expense.  Additionally, interest expense should decrease as we reach the expiration of the leases that were financed and the debt is repaid by the lender.  As leased equipment is sold, we will experience both gains and losses on these sales.  We will continue to liquidate our assets during this period and we expect to see a reduction in revenue and expenses accordingly.

Recent Significant Transactions

We are pleased to report that on January 28, 2008, ICON Railcar I, LLC (“ICON Rail”), our wholly-owned subsidiary, sold its entire interest in 110 railcars to an unrelated third-party that was currently leasing and operating the railcars and we realized proceeds from the sale of approximately $949,000.   From the proceeds of the sale, approximately $707,000 was used to repay and fully satisfy the debt obligation associated with the original purchase of the railcars.

Portfolio Overview

Our equipment portfolio consists of investments that we have made directly as well as those that we have made with our affiliates.  Our equipment portfolio currently consists primarily of the following investments:

•
A 14.4% interest in a joint venture that purchased state-of-the-art telecommunications equipment subject to a 48-month lease with Global Crossing Telecommunications, Inc. We acquired our interest for approximately $2,000,000 and the lease is scheduled to expire on October 31, 2010.

•
A 26% interest in ICON GeicJV, a joint venture with an affiliate that purchased information technology equipment, such as Sun servers, HP servers, Dell desktop computers and Panasonic laptop computers, subject to a 36-month lease with Government Employees Insurance Company (“GEICO”), a wholly-owned subsidiary of Berkshire Hathaway Inc.  We contributed approximately $1,522,000 for the equipment that was purchased by the joint venture. The lease expired on March 31, 2007 and GEICO and certain unaffiliated third parties each individually purchased some of the equipment.  GEICO extended the lease with respect to the remaining portion of the equipment and continues to rent it on a month-to-month basis.

•
Microprocessor manufacturing devices and semi-conductor memory testing equipment leased to Spansion LLC. The equipment is subject to three leases.  Two of those leases expired on March 31, 2008 and were renewed for a fifteen month period commencing on April 1, 2008.  The third lease expired on June 30, 2008 and was renewed for an additional 12 month period.

•
Vacuum bag manufacturing equipment subject to various leases with Wildwood Industries, Inc.  Our lease expired on February 28, 2008 and was renewed for a twelve month period commencing on March 1, 2008.  We purchased the equipment for approximately $3,472,000.

•
Fifty Great Dane refrigerated trailers subject to lease with Conwell Corporation, a wholly-owned subsidiary of Frozen Foods Express Industries, Inc.  The equipment was purchased for $1,962,158 and the lease will expire in April 2010.

•
Medical equipment that is subject to two leases with medical centers in New Jersey.  Two separate leases, one with Short Hills Surgical Center (“Short Hills”) and the other with Hudson Crossing Surgical Center (“Hudson Crossing”) were initially set to expire on December 31, 2007 and were each renewed for additional six month periods.  On July 1, 2008, Short Hills renewed its lease for an additional 18 month period.  Hudson Crossing’s lease continues on a month-to-month basis.  We originally purchased the equipment subject to both leases for an aggregate purchase price of $2,046,000.

•
Four Noritsu digital mini photo development labs leased to Rite Aid Corporation.  This equipment was purchased for approximately $399,000.  The equipment is subject to a lease that expired in November 2007 and is being leased on a month-to-month extension.

•
Two Airbus A340-313 aircraft (B-HXO and B-HXN) leased to Cathay Pacific Airways Limited (“Cathay”).  We own a 100% interest and a 50% interest, respectively, in the entities that own each aircraft.  The combined purchase price of the interests in both aircraft was approximately $106,333,000, comprised of approximately $6,403,000 in cash and non-recourse debt in the amount of approximately $99,930,000.  The original lease for the first aircraft (B-HXO) was due to expire on June 12, 2006, but was extended until December 1, 2011.  The original lease for the second aircraft (B-HXN) was due to expire on March 27, 2006, but was extended until July 1, 2011.  In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the lease expiration dates for each aircraft.

•
One Aframax 98,640 DWT (deadweight tons) product tanker – the Samar Spirit.  The purchase price of the Samar Spirit was approximately $40,250,000, comprised of approximately $16,868,000 in cash and a non-recourse mortgage in the amount of approximately $23,382,000.  Simultaneous with the purchase of the Samar Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation (“Teekay”).  The 48-month bareboat charter with the affiliate of Teekay is scheduled to expire in July 2011.

•
Three roll-on-roll-off vehicle transportation vessels bareboat chartered to Wilhelmsen Lines Shipowning AS.  We, through wholly-owned entities, purchased the vessels for approximately $74,020,000, comprised of approximately $9,690,000 in cash and non-recourse mortgages in the amount of approximately $64,330,000.  The bareboat charters for all three vessels were extended through December 2013.  In connection with the bareboat charter extensions, the outstanding debt attributable to each vessel was refinanced.  The bareboat charter payments will completely repay the principal loan balances associated with each vessel by the end of the bareboat charters.

The refinancing generated approximately $22,000,000 in cash proceeds.  In addition, after debt repayment, the charter extensions will result in excess quarterly cash totaling approximately $11,100,000.

Unguaranteed Residual Interests

•
We entered into an agreement with Summit Asset Management to acquire a 90% interest in the unguaranteed residual values of a portfolio of equipment on lease with various United Kingdom lessees for approximately $4,454,000.  The majority of the portfolio is comprised of information technology equipment, including laptops, desktops and printers.  All of the leases expire at various dates through December 2016.  For the quarter ended March 31, 2008, we realized proceeds from the sale of equipment of approximately $217,000.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

The Manager also has a 1% interest in our profits, losses, distributions and liquidation proceeds.  We paid distributions to the Manager totaling $22,262 for the three months ended March 31, 2008.  Our Manager’s interest in our net income for the three months ended March 31, 2008 and 2007 was $21,363 and $7,070, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the three months ended March 31, 2008 and 2007 were as follows:

			Three Months Ended
			March 31, (unaudited)
Entity	Capacity	Description	2008	2007
ICON Capital Corp.	Manager	Management fees (1)	$441,933	$540,359
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	149,844	191,832
			$591,777	$732,191

(1) Amount charged directly to operations.

At March 31, 2008, we had a payable of $74,843 due to our Manager, relating to administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

Sincerely,

ICON Capital Corp., Manager

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

Assets
	March 31,
	2008	December 31,
	(unaudited)	2007
Current assets
Cash and cash equivalents	$4,054,546	$5,571,481
Current portion of net investments in finance leases	6,027,976	6,116,872
Other current assets	378,868	286,536

Total current assets	10,461,390	11,974,889

Non-current assets
Net investments in finance leases, less current portion	26,879,182	28,572,690
Leased equipment at cost, (less accumulated depreciation of
$7,362,366 and $8,305,473, respectively)	88,504,805	90,457,467
Investments in joint ventures	4,808,812	4,966,239
Investments in unguaranteed residual values	1,142,215	1,312,364
Other non-current assets, net	2,197,291	2,286,518
Due from Affiliate	15,529	-

Total non-current assets	123,547,834	127,595,278

Total Assets	$134,009,224	$139,570,167

Liabilities and Members' Equity

Current liabilities
Current portion of non-recourse long-term debt	$17,608,567	$18,116,357
Interest rate swap contracts	3,343,344	2,016,033
Deferred revenue	391,459	997,116
Due to Manager and Affiliates	74,843	87,475
Accrued expenses and other liabilities	371,715	437,797

Total current liabilities	21,789,928	21,654,778

Non-current liabilities
Non-recourse long-term debt, net of current portion	73,673,620	78,005,924

Total Liabilities	95,463,548	99,660,702

Commitments and contingencies

Members' Equity
Manager	(442,607)	(441,708)
Additional Members	42,272,774	42,361,867
Accumulated other comprehensive loss	(3,284,491)	(2,010,694)

Total Members' Equity	38,545,676	39,909,465

Total Liabilities and Members' Equity	$134,009,224	$139,570,167

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2008	2007
Revenue:
Rental income	$4,322,521	$3,620,109
Finance income	1,498,375	1,797,810
Income from investments in joint ventures	14,030	-
Net gain (loss) on sales of equipment and unguaranteed residual values	360,010	(624,848)
Interest and other income	63,542	199,423

Total revenue	6,258,478	4,992,494

Expenses:
Management fees - Manager	441,933	540,359
Administrative expense reimbursements - Manager	149,844	191,832
General and administrative	473,582	215,290
Interest	1,659,758	1,627,461
Depreciation and amortization	1,397,110	1,696,647

Total expenses	4,122,227	4,271,589

Income before Minority Interest	2,136,251	720,905

Minority interest	-	(13,916)

Net income	$2,136,251	$706,989

Net income allocable to:
Additional Members	$2,114,888	$699,919
Manager	21,363	7,070

	$2,136,251	$706,989

Weighted average number of additional
member shares outstanding	97,955	98,102

Net income per weighted average
additional member share	$21.59	$7.13

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Changes in Members' Equity

	Additional Member	Additional		Accumulated Other Comprehensive	Total Members'
	Shares	Members	Manager	Loss	Equity
Balance, December 31, 2007	97,955	$42,361,867	$(441,708)	$(2,010,694)	$39,909,465

Net income	-	2,114,888	21,363	-	2,136,251
Change in valuation of interest rate
swap contracts	-	-	-	(1,273,797)	(1,273,797)
Comprehensive income					862,454
Cash distributions to members	-	(2,203,981)	(22,262)	-	(2,226,243)

Period Ended March 31, 2008 (unaudited)	97,955	$42,272,774	$(442,607)	$(3,284,491)	$38,545,676

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities
Net income	$2,136,251	$706,989
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(2,609,810)	(3,206,404)
Finance income	(1,498,375)	(1,797,810)
Income from investments in joint ventures	(14,030)	-
Net (gain) loss on sale of equipment	(360,010)	624,848
Depreciation and amortization	1,397,110	1,696,647
Interest expense from amortization of debt financing costs	77,627	26,093
Minority interest	-	13,916
Changes in operating assets and liabilities:
Collection of finance leases	834,330	2,781,166
Other assets, net	(105,047)	(53,942)
Deferred revenue	(605,657)	-
Due to/from Manager and affiliates	(28,161)	(17,092)
Accrued expenses and other liabilities	(66,082)	(182,618)
Distributions to / from joint ventures and minority interest	54,653	-

Net cash provided by operating activities	134,141	591,793

Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	458,363	3,951,368
Investments in joint ventures	(7,500)	-
Distributions received from joint ventures	124,304	810,599

Net cash provided by investing activities	575,167	4,761,967

Cash flows from financing activities:
Cash distributions to members	(2,226,243)	(2,229,576)

Net cash used in financing activities	(2,226,243)	(2,229,576)

Net (decrease) increase in cash and cash equivalents	(1,516,935)	3,124,184

Cash and cash equivalents, beginning of the period	5,571,481	19,745,844

Cash and cash equivalents, end of the period	$4,054,546	$22,870,028
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
paid directly to lenders by lessees	$5,767,418	$7,356,251
Sale proceeds paid directly to minority interest holder from lessee	$-	$639,000
Repayment of debt directly by lessees to lenders	$673,768	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: P.O. Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.